Exhibit 99.1
NEWS RELEASE
PolyOne Expands Financial Statement Segment Disclosure
CLEVELAND — October 27, 2006 — PolyOne Corporation (NYSE: POL) announced today that it is increasing the number of reportable segments in its public financial statements. As a result, PolyOne will report seven segments for the years 2003, 2004 and 2005. Previously, the Company reported three segments. In addition to the Distribution segment and the Resin and Intermediates segment, the following product groups that were formerly contained within the Performance Plastics segment will now be distinct reportable segments: Vinyl Compounds, Specialty Resins, International Color and Engineered Materials, and North American Color and Additives. The North American Engineered Materials and Polymer Coating Systems product groups will be combined in an All Other reportable segment.
Beginning with the first quarter of 2006, PolyOne will report six segments, with North American Color and Additives included in the All Other segment. This change is due to the creation of the Producer Services business, which will also be included in All Other, at the start of 2006 from portions of North American Color and Additives and Engineered Materials.
The realignment of its segment reporting structure results in the need for the Company to amend its 2005 Form 10-K to restate its financial statements for the years ended December 31, 2005, 2004 and 2003, and to amend its 2006 Form 10-Qs to restate its financial statements for the three-month period ended March 31 and the three- and six-month periods ended June 30.
The Company anticipates that the segment realignment will result in a non-cash asset impairment charge, currently estimated at no more than $45 million, in the fourth quarter of 2003. The Company previously disclosed a net loss for full-year 2003 of $251.1 million, which included non-cash asset impairment charges for continuing and discontinued operations of $138.5 million in the aggregate. The Company believes that the adjustment to earnings associated with the goodwill and asset impairment testing process would likely be limited to 2003. As a consequence, the Company does not anticipate any material adverse earnings changes to previously reported results for 2004, 2005 and the first two quarters of 2006. The non-cash impairment charge would result in a decrease in goodwill and, potentially, net property, with a corresponding reduction in shareholders’ equity on the Company’s consolidated balance sheet in 2003 and for subsequent reporting periods.

The Company believes that the amendment process will not have an adverse effect on its cash flows or liquidity. The change in segment accounting has no effect on the Company’s financial profile, which has strengthened significantly in recent years. The Company’s cash position and liquidity remain strong, and management intends to aggressively pursue its strategy and invest for profitable growth .
The Company is in the process of preparing the restated financial statements that will reflect the new reporting structure and 2003 asset impairment charge, and is working diligently to complete the process as rapidly as possible. Accordingly, the Company hopes to amend the affected filings by the end of November 2006. Until the amendment process is complete, the Company cautions that its financial statements dating back to and including the year 2003 should no longer be relied upon for the reasons set forth above. Once the affected filings have been amended, the Company will file shortly thereafter its Form 10-Q for the three- and nine-month periods ended September 30, 2006. The Company anticipates releasing unaudited financial results for the third quarter of 2006 on November 1, 2006, as originally scheduled.
The Company made the decision to modify its segment reporting as a result of a comment received from the Securities and Exchange Commission and to ensure that its financial reporting remains in full compliance with Generally Accepted Accounting Principles. In addition, the Company believes that expanding its segment reporting will enable more focused disclosure and will provide greater transparency of operating performance to investors.
Third-quarter 2006 Unaudited Earnings Release and Conference Call
PolyOne currently intends to release unaudited third-quarter earnings on Wednesday, November 1, 2006, and will host a conference call at 9:00 a.m. Eastern time on Thursday, November 2, 2006. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 34382861, conference topic: Q3 2006 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The conference ID for the replay is 99211401. The call will be broadcast live and then via replay for two weeks on the Company’s Web site at www.polyone.com.
About PolyOne
PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is the world’s premier provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Investor & Media Contact:	Dennis Cocco
Vice President, Investor Relations
& Communications
440.930.1538

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; the amendment and restatement of certain financial statements; the anticipated non-cash asset impairment charge resulting from the realignment of the segment reporting structure; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:
•	the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
•	changes in U.S., regional or world polymer consumption growth rates affecting PolyOne’s markets;
•	changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;
•	costs or difficulties and delays related to the operation of joint venture entities;
•	lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
•	partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
•	an inability to launch new products and/or services within PolyOne’s various businesses;
•	the possibility of further goodwill impairment;
•	an inability to maintain any required licenses or permits;
•	an inability to comply with any environmental laws and regulations;
•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
•	unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
•	a delay or inability to achieve targeted debt level reductions;
•	an inability to access the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
•	any poor performance of our pension plan assets and any obligation on our part to fund PolyOne’s pension plan;
•	any delay and/or inability to bring the North American Color and Additives Masterbatch and the Engineered Materials product platforms to profitability;
•	an inability to raise prices or sustain price increases for products;
•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business, including the current work stoppage at our Avon Lake, Ohio, production facility;
•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation;
•	the completion of the goodwill and asset impairment testing process resulting from the segment realignment, including any unanticipated factors that cause the final goodwill impairment charge and any write-down of the

Company’s asset base pursuant to the impairment assessment outlined by financial accounting standards to be outside the current estimated range; and
•	any unanticipated delay in filing reports with the Securities and Exchange Commission as a result of the segment realignment.
We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #10xx06)
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